EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the Chief Executive Officer and Principal Financial Officer of Robertson Global Health Solutions Corporation (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the aforementioned Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Dated: August 16, 2010

/s/ JOEL C. ROBERTSON
Joel C. Robertson
President and Chief Executive Officer

/s/ MELISSA A. SEEGER
Melissa A. Seeger
Treasurer, Secretary and Principal Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Robertson Global Health Solutions Corporation and will be retained by Robertson Global Health Solutions Corporation and furnished to the Securities and Exchange Commission or its staff upon request.